Exhibit 23(a)
                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1991 Stock Option Plan of Chemfab Corporation and to the incorporation by reference therein of our report dated August 1, 1995, with respect to the consolidated financial statements and schedules of Chemfab Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.




Ernst and Young LLP

Boston, Massachusetts
June 26, 1996